Exhibit 99.1

Duck Creek Technologies Announces Third Quarter Fiscal 2022 Financial Results

•
Third Quarter Fiscal 2022 revenue grew 7% year-over-year
•
SaaS Annual Recurring Revenue grew 25% year-over-year

BOSTON, MA Jun. 29, 2022 (GLOBE NEWSWIRE) -- Duck Creek Technologies (NASDAQ: DCT), the intelligent SaaS solutions provider defining the future of property and casualty ("P&C") insurance, today announced its financial results for the three and nine months ended May 31, 2022.

"Duck Creek continued to demonstrate steady adoption of our industry leading, cloud-based SaaS platform, Duck Creek OnDemand, including an expanded relationship with a major tier one carrier. We are very well positioned with our core systems offerings and pursuing strategic expansion across the industry with the recent announcement of our intent to acquire Prima XL and Prima Compliance in France. This is an important milestone in Duck Creek’s strategic plan. The addition of these solutions will establish Duck Creek as a leader in the reinsurance technology market, accelerate our global expansion, and establish new relationships internationally with a number of top carriers,” said Michael Jackowski, Duck Creek’s chief executive officer.

Jackowski added, "While our updated outlook reflects the near-term uncertainty in the market, we continue to see strong customer engagement and interest in migrating core systems to the cloud, which gives us confidence in our long-term growth opportunity.”

Third Quarter 2022 Financial Highlights

Revenue

•
Total revenue for the third quarter of fiscal year 2022 was $72.4 million, an increase of 7% from the comparable period in fiscal year 2021. Subscription revenue was $38.0 million, an increase of 13%; professional services revenue was $25.4 million, a decrease of 1%; license revenue was $2.9 million, an increase of 16%; and maintenance and support revenue was $6.0 million, a decrease of 5%.

Profitability

•
GAAP loss from operations was $4.7 million for the third quarter of fiscal year 2022, compared with a GAAP loss from operations of $0.5 million for the comparable period in fiscal year 2021.
•
Non-GAAP income from operations was $1.8 million for the third quarter of fiscal year 2022, compared with non-GAAP income from operations of $4.8 million for the comparable period in fiscal year 2021.
•
GAAP net loss was $5.8 million for the third quarter of fiscal year 2022, compared with GAAP net loss of $0.4 million for the comparable period in fiscal year 2021.
•
Non-GAAP net income was $0.9 million for the third quarter of fiscal year 2022, compared with non-GAAP net income of $4.0 million for the comparable period in fiscal year 2021.
•
GAAP net loss per share was $0.04 for the third quarter of fiscal year 2022, on both a basic and fully diluted basis, compared with a GAAP net loss per share of $0.00 for the comparable period in fiscal year 2021. Non-GAAP net income per share was $0.01 for the third quarter of fiscal year 2022, compared with a non-GAAP net income per share of $0.03 for the comparable period in the fiscal year 2021. Basic and fully diluted weighted average shares outstanding for the third quarter of fiscal year 2022 were approximately 132.5 million shares and 134.0 million shares, respectively.
•
Adjusted EBITDA was $2.4 million for the third quarter of fiscal 2022, compared with adjusted EBITDA of $5.5 million for the comparable period in fiscal year 2021.

Liquidity

•
As of May 31, 2022, Duck Creek had $141.7 million in cash and cash equivalents, $223.5 million in short term investments and no debt. Duck Creek had net cash provided by operating activities of $17.4 million and had free cash flow of $16.5 million during the third quarter of fiscal year 2022, compared with $6.9 million in cash provided by operating activities and free cash flow of $6.6 million in the comparable period in fiscal year 2021.

The information presented above includes non-GAAP financial measures such as “non-GAAP income from operations,” “adjusted EBITDA,” “non-GAAP net income,” “non-GAAP net income per share,” and “free cash flow.” Refer to “Non-GAAP Financial

Measures and Other Metrics” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Business Outlook

Duck Creek is issuing the following outlook for the fourth quarter and full year of fiscal 2022 based on current expectations as of June 29, 2022:

	Fourth Quarter Fiscal 2022	Full Year Fiscal 2022
Revenue	$72.8 million to $74.8 million	$295.0 million to $297.0 million

Subscription Revenue	$36.7 million to $38.2 million	$150.0 million to $151.5 million

Adjusted EBITDA	$3.0 million to $5.0 million	$20.5 million to $22.5 million

Non-GAAP net income	$1.4 million to $3.4 million	$12.0 million to $14.0 million

Non-GAAP EPS	$0.01 to $0.02	$0.09 to $0.10

Conference Call Information

Duck Creek Technologies will host a conference call today, June 29, 2022, at 5:00 p.m. (Eastern Time) to discuss Duck Creek’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Duck Creek’s website at https://ir.duckcreek.com/. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.

About Duck Creek Technologies

Duck Creek Technologies (NASDAQ: DCT) is the intelligent solutions provider defining the future of the property and casualty (P&C) and general insurance industry. We are the platform upon which modern insurance systems are built, enabling the industry to capitalize on the power of the cloud to run agile, intelligent, and evergreen operations. Authenticity, purpose, and transparency are core to Duck Creek, and we believe insurance should be there for individuals and businesses when, where, and how they need it most. Our market-leading solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand. Visit www.duckcreek.com to learn more. Follow Duck Creek on our social channels for the latest information – LinkedIn and Twitter.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding Duck Creek’s expected outlook for fourth quarter fiscal 2022 and full year fiscal 2022, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Duck Creek’s most recent Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on October 29, 2021, as supplemented by Duck Creek’s subsequent public filings. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of pandemics, including the on-going COVID-19 pandemic, on U.S. and global economies, Duck Creek’s business and results and financial condition, its employees, demand for its products, sales and implementation cycles, and the health of its customers’ and partners’ businesses; Duck Creek’s history of losses; changes in Duck Creek’s product revenue mix as it continues to focus on sales of its SaaS solutions, which will cause fluctuations in its results of operations and cash flows between periods; Duck Creek’s reliance on orders and renewals from a relatively small number of customers for a substantial portion of its revenue, and the substantial negotiating leverage customers have in renewing and expanding their contracts for Duck Creek’s solutions; the success of Duck Creek’s growth strategy focused on SaaS solutions and its ability to develop or sell its solutions into new markets or further penetrate existing markets; Duck Creek’s ability to manage its expanding operations; intense competition in Duck Creek’s market; third parties may assert Duck Creek is infringing or violating their intellectual property rights; U.S. and global market and economic conditions, particularly adverse in the insurance industry; additional complexity, burdens and volatility in connection with Duck Creek’s international sales and operations; the length and variability of Duck Creek’s sales and implementation cycles; data breaches, unauthorized access to customer data or other disruptions of Duck

Creek’s solutions; and the significant influence of Duck Creek’s largest shareholders on the composition of its board of directors, its management, business plans, and policies and any conflicts of interests therewith.

Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share, and free cash flow. Adjusted EBITDA excludes provision for income taxes, other (income) expense, interest (income) expense, net, depreciation of property and equipment, amortization of intangible assets, share-based compensation expense, change in fair value of contingent earnout liability, and acquisition-related expenses. Non-GAAP income from operations excludes share-based compensation expense, amortization of intangible assets, change in fair value of contingent earnout liability, and acquisition-related expenses. Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, and amortization of capitalized internal-use software. Non-GAAP net income excludes share-based compensation expense, amortization of intangible assets, change in fair value of contingent earnout liability and acquisition-related expenses and the tax effect of such adjustments. Free cash flow consists of net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include SaaS ARR and SaaS Net Dollar Retention, which are calculated for all SaaS continuing software services, excluding the subscription revenue related to one legacy contract for a service no longer offered separately by Duck Creek. SaaS ARR is calculated by annualizing recurring revenue recorded in the last month of the measurement period. SaaS Net Dollar Retention is a rate calculated by annualizing recurring revenue recorded in the last month of the measurement period for those customers in place throughout the entire measurement period. We divide the result by annualized recurring revenue from the month that is one year prior to the end of the measurement period, for all customers in place at the beginning of the measurement period.

Duck Creek believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Duck Creek’s financial condition and results of operations. Duck Creek’s management uses these non-GAAP financial measures and other metrics to manage its business, make planning decisions, evaluate its performance and allocate resources. Duck Creek believes that the use of these non-GAAP financial measures and other metrics help investors and analysts in comparing its results across reporting periods on a consistent basis by excluding items that Duck Creek does not believe are indicative of its core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income and cash flows from operating activities.

These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than Duck Creek does or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, readers should examine Duck Creek’s non-GAAP financial measures in conjunction with its historical GAAP financial information.

To the extent that Duck Creek provides guidance on a non-GAAP basis, it does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in Duck Creek’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Investor Contact:

Brian Denyeau

ICR

646-277-1251

Brian.denyeau@icrinc.com

Media Contact:

Paul Rechichi

Racepoint Global

617 624 3295

prechichi@racepointglobal.com

Drake Manning

Duck Creek Technologies

860 877 3609

drake.manning@duckcreek.com

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited, in thousands except share and per share amounts)

	May 31,	August 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$141,683	$185,657
Short-term investments	223,511	191,981
Accounts receivable, net	32,105	34,629
Unbilled revenue	29,380	24,423
Prepaid expenses and other current assets	13,194	14,381
Total current assets	439,873	451,071
Property and equipment, net	12,740	14,305
Operating lease assets	15,783	17,798
Goodwill	272,455	272,455
Intangible assets, net	53,502	65,359
Deferred tax assets	1,398	2,331
Unbilled revenue, net of current portion	916	1,401
Other assets	20,031	19,413
Total assets	$816,698	$844,133
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,048	$2,070
Accrued liabilities	33,814	46,437
Contingent earnout liability	—	5,462
Lease liability	4,072	4,110
Deferred revenue	24,378	29,577
Total current liabilities	63,312	87,656
Lease liability, net of current portion	17,852	21,273
Deferred revenue, net of current portion	49	—
Other long-term liabilities	2,376	4,466
Total liabilities	83,589	113,395
Commitments and contingencies
Stockholders' equity
Common stock, 135,183,927 shares issued and 132,547,111 shares outstanding at May 31, 2022, 134,625,379 shares issued and 132,000,317 shares outstanding at August 31, 2021, 300,000,000 shares authorized at May 31, 2022 and August 31, 2021, par value $0.01 per share	1,352	1,346
Preferred stock, 0 shares outstanding, 50,000,000 shares authorized at May 31, 2022 and August 31, 2021, par value $0.01 per share	—	—
Treasury stock, common shares at cost; 2,636,816 shares at May 31, 2022 and 2,625,062 shares at August 31, 2021	(68,110)	(67,764)
Accumulated deficit	(47,216)	(41,265)
Accumulated other comprehensive income	169	64
Additional paid in capital	846,914	838,357
Total stockholders' equity	733,109	730,738
Total liabilities and stockholders' equity	$816,698	$844,133

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited, in thousands except share and per share amounts)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021

Revenue:
Subscription	$38,049	$33,552	$113,347	$92,069
License	2,877	2,474	9,438	7,412
Maintenance and support	6,038	6,329	18,519	18,404
Professional services	25,400	25,583	80,899	71,611
Total revenue	72,364	67,938	222,203	189,496
Cost of revenue:
Subscription	14,639	12,045	43,468	33,540
License	441	535	1,098	1,369
Maintenance and support	928	855	2,792	2,556
Professional services	16,061	14,315	47,751	42,857
Total cost of revenue	32,069	27,750	95,109	80,322
Gross margin	40,295	40,188	127,094	109,174
Operating expenses:
Research and development	14,236	12,255	40,873	36,040
Sales and marketing	16,003	13,628	42,741	40,390
General and administrative	14,783	15,238	46,649	44,273
Change in fair value of contingent consideration	—	(389)	67	(291)
Total operating expenses	45,022	40,732	130,330	120,412
Loss from operations	(4,727)	(544)	(3,236)	(11,238)
Other income (expense), net	(913)	546	(1,641)	1,009
Interest income (expense), net	283	(6)	130	(87)
Loss before income taxes	(5,357)	(4)	(4,747)	(10,316)
Provision for income taxes	407	353	1,204	1,056
Net loss	$(5,764)	$(357)	$(5,951)	$(11,372)
Net loss per share information
Net loss per share of common stock, basic and diluted	$(0.04)	$(0.00)	$(0.05)	$(0.08)
Weighted average shares of common stock, basic and diluted	132,523,919	131,613,003	132,131,077	130,992,672

Cost of revenue and operating expenses amounts in the Consolidated Statements of Operations include share-based compensation expense as disclosed in the following table:

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Cost of subscription revenue	$90	$90	$253	$302
Cost of maintenance and support revenue	9	7	26	22
Cost of services revenue	396	253	649	2,003
Research and development	539	285	1,281	1,505
Sales and marketing	338	199	726	2,493
General and administrative	1,035	863	3,794	2,980
Total share-based compensation expense	$2,407	$1,697	$6,729	$9,305

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Operating activities:
Net loss	$(5,764)	$(357)	$(5,951)	$(11,372)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation of property and equipment	623	790	1,987	2,377
Amortization of capitalized software	562	510	1,684	1,506
Amortization of intangible assets	3,936	4,087	11,857	12,262
Amortization of deferred financing fees	36	28	93	85
Share-based compensation expense	2,407	1,697	6,729	9,305
Change in fair value of contingent earnout liability	—	(389)	67	(291)
Payment of contingent earnout liability in excess of acquisition date fair value	—	—	(1,650)	—
Changes to allowance for credit losses	54	654	2,243	664
Deferred taxes	(65)	(161)	932	(676)
Other non-cash items	—	(37)	—	(37)
Changes in operating assets and liabilities
Accounts receivable	6,906	(3,093)	281	(8,693)
Unbilled revenue	307	(100)	(4,471)	(3,459)
Prepaid expenses and other current assets	4,825	3,373	1,237	262
Other assets	414	303	(48)	(376)
Accounts payable	833	387	(1,006)	895
Accrued liabilities	2,733	4,269	(9,910)	(6,402)
Deferred revenue	217	(1,706)	(5,150)	(2,029)
Operating leases	(296)	565	(1,444)	(1,328)
Cash settlement of vested phantom stock	(732)	(2,171)	(1,011)	(9,075)
Other long-term liabilities	410	(1,774)	(2,089)	164
Net cash provided by (used in) operating activities	17,406	6,875	(5,620)	(16,218)
Investing activities:
Purchase of short-term investments	(223,342)	—	(223,342)	(287,912)
Maturities of short-term investments	—	32,000	191,917	32,000
Capitalized internal-use software	(595)	(114)	(1,282)	(864)
Purchase of property and equipment	(268)	(162)	(841)	(834)
Net cash provided by (used in) investing activities	(224,205)	31,724	(33,548)	(257,610)
Financing activities:
Proceeds from follow-on offering, net of issuance costs	—	—	—	3,452
Payment of deferred IPO costs	—	—	—	(3,650)
Payment of deferred Class E offering costs	—	—	—	(192)
Purchase of treasury stock	(110)	—	(346)	(57)
Proceeds from stock option exercises	—	964	132	1,957
Payments of contingent earnout liability	—	—	(3,879)	(1,923)
Payment of deferred financing costs	—	—	(713)	—
Net cash provided by (used in) financing activities	(110)	964	(4,806)	(413)
Net increase (decrease) in cash and cash equivalents	(206,909)	39,563	(43,974)	(274,241)
Cash and cash equivalents – beginning of period	348,592	76,074	185,657	389,878
Cash and cash equivalents – end of period	$141,683	$115,637	$141,683	$115,637

Duck Creek Technologies, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2022	2021	2022	2021
GAAP Gross margin	$40,295	$40,188	$127,094	$109,174
Share-based compensation expense	495	350	928	2,327
Amortization of intangible assets	1,084	1,187	3,302	3,559
Amortization of capitalized internal-use software	562	510	1,684	1,506
Non-GAAP Gross margin	$42,436	$42,235	$133,008	$116,566

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2022	2021	2022	2021
GAAP Loss from operations	$(4,727)	$(544)	$(3,236)	$(11,238)
Share-based compensation expense	2,407	1,697	6,729	9,305
Amortization of intangible assets	3,892	3,994	11,725	11,982
Change in fair value of contingent earnout liability	—	(389)	67	(291)
Acquisition-related expenses	217	—	217	—
Non-GAAP Income from operations	$1,789	$4,758	$15,502	$9,758

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2022	2021	2022	2021
GAAP Net loss	$(5,764)	$(357)	$(5,951)	$(11,372)
Provision for income taxes	407	353	1,204	1,056
Other income (expense), net	913	(546)	1,641	(1,009)
Interest (income) expense, net	(283)	6	(130)	87
Depreciation of property and equipment	623	790	1,987	2,377
Amortization of intangible assets	3,892	3,994	11,725	11,982
Share-based compensation expense	2,407	1,697	6,729	9,305
Change in fair value of contingent earnout liability	—	(389)	67	(291)
Acquisition-related expenses	217	—	217	—
Adjusted EBITDA	$2,412	$5,548	$17,489	$12,135
Adjusted EBITDA as a percent of total revenue	3%	8%	8%	6%

	Three Months Ended May 31,				Nine Months Ended May 31,
($ in thousands)	2022	Per Share	2021	Per Share	2022	Per Share	2021	Per Share
GAAP Net loss	$(5,764)	$(0.04)	$(357)	$(0.00)	$(5,951)	$(0.05)	$(11,372)	$(0.08)
Add: GAAP tax provision (1)	407		353		1,204		1,056
GAAP pre-tax loss	(5,357)		(4)		(4,747)		(10,316)
Share-based compensation expense	2,407		1,697		6,729		9,305
Amortization of intangible assets	3,892		3,994		11,725		11,982
Change in fair value of contingent earnout liability	—		(389)		67		(291)
Acquisition-related expenses	217		—		217		—
Non-GAAP pre-tax income	1,159		5,298		13,991		10,680
Non-GAAP tax provision applied at a 24% tax rate (1)	278		1,272		3,358		2,563
Non-GAAP Net Income (1)	$881	$0.01	$4,026	$0.03	$10,633	$0.08	$8,117	$0.06

Shares used in computing Non-GAAP net income per share amounts (2):
GAAP weighted-average shares - basic and diluted	132,523,919		131,613,003		132,131,077		130,992,672
Non-GAAP dilutive shares (using the treasury stock method)	1,505,488		2,405,177		1,505,488		2,405,177
Non-GAAP weighted-average shares - diluted	134,029,407		134,018,180		133,636,565		133,397,849

(1)
Our GAAP tax provision is primarily related to state taxes and income taxes in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the U.S. For purposes of determining our Non-GAAP Net Income, we have applied a tax rate of 24% which represents our estimated effective tax rate.
(2)
For all periods presented, the Company had a GAAP net loss and non-GAAP net income. As such, outstanding potential shares of common stock are only included for the calculation of Non-GAAP earnings per share since these shares would be anti-dilutive for the calculation of GAAP earnings per share.

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$17,406	$6,875	$(5,620)	$(16,218)
Purchases of property and equipment	(268)	(162)	(841)	(834)
Capitalized internal-use software	(595)	(114)	(1,282)	(864)
Free Cash Flow	$16,543	$6,599	$(7,743)	$(17,916)